EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, DC




We consent to the use in this registration statement of Phoenix Real Estate Development, Inc. on Form SB-2/A of our report January 8, 2003 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.






Cordovano and Harvey, P.C.
Denver, Colorado
March 4, 2003